Exhibit 99.1

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                 China Pharma Holdings, Inc. Enters Into Private
                   Placement Agreements to Raise $10 Million

HAIKOU CITY, Hainan Province, China, May 28 2008 -- China Pharma Holdings, Inc. ("China Pharma" or "Company") (OTC BB: CPHI - News) which develops, manufactures, and markets generic and branded bio-pharmaceutical products in China, today announced that it has entered into a Securities Purchase Agreement and a Registration Rights Agreement with institutional and accredited investors ("Investors") pursuant to which China Pharma shall issue and sell five million shares of the Company's common stock at a purchase price of $2.00 per share. The Investors shall also receive three-year warrants to purchase an aggregate of
1.25 million shares of the Company's common stock at an exercise price of $2.80 per share, subject to adjustment.

The net proceeds of the offering are expected to be applied to development of new drugs in pipeline, expansion product line and general working capital.

Ms. Li, President and CEO of China Pharma said, "We are very pleased to conduct this new financing with high quality institutional investors including several current shareholders. This round of financing will provide us with additional capital to help expedite the development of our new drugs and fund our future growth including the launch of several new drugs and further expansion of our distribution network. We are also quite pleased with the caliber of high quality institutional investors that participated in our private placement. The proceeds raised from our investors reflect continued confidence in our ability to carry out our strategic vision and maximize our shareholders value."

For more detailed information on the financing referred to in this release, reference is made to the Company's Current Report on Form 8-K and related exhibits thereto being filed with the Securities and Exchange Commission on the date hereof.

The common stock issued in the private placement and issuable upon exercise of the warrants have not been registered under the Securities Act of 1933, as amended, and may not be subsequently offered or sold by the investors in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements. China Pharma has agreed to file a registration statement covering the resale by the investors of the common stock issued in the private placement and issuable upon exercise of the warrants within 45 days of the closing date.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About China Pharma Holdings, Inc.



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China Pharma  Holdings,  Inc.  develops,  manufactures,  and markets generic and
brand  bio-pharmaceutical   products  in  China  that  treat  a  wide  range  of
conditions, including infections, hepatitis, cardiovascular and CNS diseases, and other prevailing diseases. Helpson Bio-pharmaceutical Co., Ltd (Helpson), a specialty pharmaceutical company headquartered in Haikou City, Hainan province in China, is a wholly owned subsidiary of China Pharma Holdings. For more
information    about    China    Pharma    Holdings,    Inc.,    please    visit
http://www.chinapharmaholdings.com.

Safe Harbor Statement:

Certain statements in this press release and oral statements made by China Pharma on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand, increased competition, failure to obtain or maintain intellectual property protection, downturns in the Chinese economy, uncompetitive levels of research and development, failure to obtain regulatory approvals, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

Contact:

China Pharma Holdings, Inc.
Sophia Yu, +86-898-6681-1730
hps@chinapharmaholdings.com
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Or

HC International, Inc.
Alan Sheinwald, (914) 669-0222
Alan.sheinwald@hcinternational.net
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